CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2009, accompanying the financial statements of California Insured Municipals Income Trust, Series 221, Missouri Insured Municipals Income Trust, Series 122 and Maryland Investors' Quality Tax-Exempt Trust, Series 91 (included in Van Kampen Unit Trusts, Municipal Series 493) as of February 28, 2009, and for each of the three years in the period then ended and the financial highlights for the period from March 30, 2004 (date of deposit) through February 28, 2005 and for each of the four years in the period ended February 28, 2009, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-113458) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
June 24, 2009